UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

BRIGHTLANE CORP.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF BRIGHTLANE CORP.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Brightlane Corp.

3270 Sul Ross

Houston, TX  77098

(404) 419-6040

INFORMATION STATEMENT

(Definitive)

January 12, 2016

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To Stockholders of Brightlane Corp.:

We are furnishing this Information Statement to advise you of certain corporate actions that have been taken by Brightlane Corp. (f/k/a Bonanza Gold Corp.), a Nevada corporation (the “ Company ”), to notify the Stockholders that on September 10, 2015, the Company received a unanimous written consent in lieu of a meeting of the holders of Common Stock, par value $0.001 per share (the “Common Stock). By written consent of stockholders that are the record owner of 6,060,000 shares of common stock which represent 87.5% of the voting power as of September 10, 2015, the Board of Directors obtained the approval of the following:

•

To change the name of the Company from Bonanza Gold Corp., to Brightlane Corp.; and

•

To increase the number of authorized shares from 250,000,000 to 350,000,000, $0.001 (the “Authorized Share Increase”) par value, 250,000,000 of which shall be of the same class and all of which are designated as Common Stock; and the remaining 100,000,000 shares shall be divided into such series of Preferred Shares subject to such rights and preferences as may be determined by the Directors of the company.

•

Authorize the designation of Series A Preferred Voting Stock and Series B Preferred Voting Stock.

On September 10, 2015, the Board of Directors of the Company (the “Board”) approved the Name Change, Authorized Share Increase and authorization of the Preferred Shares and recommended to the Majority Stockholders that they approve the Name Change, Authorized Share Increase and authorization of the Preferred Shares.  On September 10, 2015, the Majority Stockholders approved the Name Change, Authorized Share Increase and authorization of the Preferred Shares by written consent in lieu of a meeting, in accordance with Nevada law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Name Change, Authorized Share Increase and authorization of the Preferred Shares.

Pursuant to the affirmative vote of the holders of a majority of the Company's issued and outstanding Common Stock and the unanimous approval by the Board of Directors, the Company's Restated Articles of Incorporation were filed with the Secretary of State of Nevada to reflect a change in the name of the Company to "Brightlane Corp." and to increase the number of authorized shares from 250,000,000 to 350,000,000, $0.001 par value, 250,000,000 of which shall be of the same class and all of which are designated as Common Stock; and the remaining 100,000,000 shares shall be divided into such series of Preferred Shares subject to such rights and preferences as may be determined by the directors of the company (the "Amendment").  This Amendment was filed with the State of Nevada on September 11, 2015 and was effective on September 22, 2015.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED WAS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS AND NO ADDITIONAL VOTES WERE NEEDED TO APPROVE THESE ACTIONS.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes that the Stockholders of the Company will benefit from the Name Change because it will more accurately reflect and represent to the public the business of the Company.

The Board believes the Authorized Share Increase and authorization of the Preferred Shares was necessary and advisable in order to maintain the Company’s financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment. Accordingly, it is the Board’s opinion that the Authorized Share Increase and authorization of the Preferred Shares would better position the Company to attract potential opportunities and provide the stockholders a greater potential return.

This information statement is late and is duplicative of the information filed on Form 8-K on September 25, 2015 (with the exception of providing certain detail on the Preferred Stock specifically in regards to the Series A Preferred Voting Stock and Series B Preferred Voting Stock) and is being mailed to the Stockholders on or about January 15, 2016.

Very Truly Your

/s/ Steve Helm
Steve Helm
Chief Executive Officer/President

Dated: January 12, 2016

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND
REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about January 15, 2016 to stockholders of record.

The Information Statement is being delivered only to inform you of the corporate actions described herein, as required under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS'
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

On September 10, 2015, the record date for determining the identity of stockholders, Brightlane Corp. was authorized to issue 250,000,000 shares of its common stock of which 6,923,005 shares of our common stock were issued and outstanding. The common stock constituted the sole outstanding class of voting securities of Brightlane Corp. (f/k/a Bonanza Gold Corp.).  Each share of common stock entitled the holder thereof to one vote on all matters submitted to stockholders.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN
CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT
ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

Nevada law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. Nevada law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

This Information Statement contains a brief summary of the material aspects of the Name Change, Authorized Share Increase and authorization of the Preferred Shares approved by the Board of Brightlane Corp., (the “ Company ,” “ we ,” “ our ,” or “ us ”) and the majority shareholders of the Company’s Common Stock, which constituted 87.5% of the voting capital stock of the Company.

When the Restated Articles of Incorporation were filed with the State of Nevada no shares of preferred stock where authorized at that time.  Stockholder holding votes of 87.5% of the voting rights consented in writing to the proposed Name Change, Authorized Share Increase and authorization of the Preferred Shares, thereby satisfying the requirement under Nevada law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Common Stock Holder, the number of shares of Common Stock held by the Stockholder, the total number of votes that voted in favor of the Name Change, Authorized Share Increase and authorization of the Preferred Shares, and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Common Stock Stockholder	Number of Shares of Common Stock Held	Number of Votes Held by such Common Stock Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Brightlane Acquisition Corp.	6,060,000	6,060,000	6,060,000	87.5%

ACTIONS TAKEN

We filed our Restated Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada on September 11, 2015 with an effective date of September 22, 2015, at which time the Name Change, Authorized Share Increase and authorization of the Preferred Shares became effective.  We failed to file an Information Statement in advance of this action, and recognize that we are subject to increased liability under the Exchange Act.  However, pursuant to the affirmative vote of the holders of a majority of the Company's issued and outstanding Common Stock and the unanimous approval by the Board of Directors, and in accordance with the laws of the State of Nevada, this action was taken, and the lack of filing this Information Statement was inadvertent, as it was viewed duplicative of the information filed on Form 8-K on September 25, 2015 (with the exception of providing certain detail on the preferred stock specifically in regards to the Series A Preferred Voting Stock and Series B Preferred Voting Stock).

We may be subject to liability for failure to comply with the requirements of Regulation 14C under the Securities Exchange Act of 1934 (the “Exchange Act”).

On September 25, 2015 we filed a Form 8-K announcing an amendment to the articles of incorporation which included changing our name to Brightlane Corp., the increase in our authorized capitalization to 350,000,000 shares, and the creation of a preferred class of stock effective on September 22, 2015.  We inadvertently did not timely comply with the requirements of Regulation 14C under the Exchange Act.  This would have required us to circulate an information statement describing the corporate action taken by the written consent of a majority of our shareholders at least 20 days prior to the effective date of the corporate action. We did however have super majority shareholder consent as required for amending the articles of incorporation and complied with Rule 10b-17 of the Exchange Act as we timely filed the amendment to the articles of incorporation with the Financial Industry Regulatory Authority (“FINRA”) on September 11, 2015, for this action to be recognized in the market for trading purposes. Previously we viewed filing a Preliminary 14C Information Statement as duplicative of prior filings and the Corporate Action Notification filed with FINRA on September 11, 2015 which did not give rise to appraisal rights to our shareholders.  We have since acknowledged our inadvertent mistake, and in order cure the error and to comply with Regulation 14C, we filed a Preliminary Information Statement with the SEC on November 23, 2015.  The failure to initially comply with Regulation 14C in a timely manner was inadvertent, and while not probable, could cause the SEC to bring an enforcement action or commence litigation against us for failure to comply with Regulation 14C.  Such enforcement could subject us to penalties including the payment of fines or damages.  Any such claims or actions could cause us to expend financial resources to defend ourselves, and could divert the attention of our management from our core business.

NAME CHANGE

REASONS

We believe that changing the name of the Company to Brightlane Corp. more accurately reflects and represents to the public the business of the Company.

WHEN THE NAME WILL GO INTO EFFECT

Prior to filing the Restated Articles of Incorporation reflecting the Name Change, we notified FINRA by filing the Issuer Company Related Action Notification Form.  In connection with the name change, we filed a request with FINRA to obtain a new ticker symbol, and subsequently received our new ticker symbol “BTLN” which was announced by FINRA on September 23, 2015.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES

GENERAL

The number of authorized shares were increased from 250,000,000 to 350,000,000 of which 250,000,000 remained the same class and all of which are designated as Common Stock; and the remaining 100,000,000 shares shall be divided into such series of Preferred Shares subject to such rights and preferences as may be determined by the directors of the company.

Concurrently, the Board of Directors has authorized the designation of Series A Preferred Voting Stock and Series B Preferred Voting Stock the voting rights of which are synopsized below, and the preliminary series designations of rights and preferences as shall be filed with the Secretary of State in the State of Nevada are annexed hereto (these series designations are subject to amendment and restatement at the discretion of the Board):

•

Series A Preferred Voting Stock - With respect to all meetings of the shareholders of the Company at which the holders of the Company’s Common Stock, par value $0.001 per share, are entitled to vote (each, a “Shareholders Meeting”) and with respect to any written consents sought by the Company from the holders of the Common Stock (each, a “Shareholder Consent”), the holder of the share of Series A Preferred Voting Stock shall vote together with all the holders of the Common Stock and any other voting preferred stock issued and outstanding, and holders of the issued Series A Preferred Voting Stock shall be entitled to cast on such matters a number of votes equal to 20,000,000 common shares.

•

Series B Preferred Voting Stock - With respect to all meetings of the shareholders of the Company at which the holders of the Company’s Common Stock, par value $0.001 per share, are entitled to vote (each, a “Shareholders Meeting”) and with respect to any written consents sought by the Company from the holders of the Common Stock (each, a “Shareholder Consent”), the holder of the share of Series B Preferred Voting Stock shall vote together with all the holders of the Common Stock and any other voting preferred stock issued and outstanding, and holders of the issued Series B Preferred Voting Stock shall be entitled to cast on such matters a number of votes equal to 20,000,000 common shares.

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The Board believes the Authorized Share Increase and authorization of the Preferred Shares was necessary and advisable in order to maintain our financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment.

The Authorized Shares Increase and authorization of the Preferred Shares became would not change any of the current rights and privileges of our common stock or its par value.  The Authorized Shares Increase and authorization of the Preferred Shares will not limit our ability to use shares of our common stock for future corporate purposes (including raising capital through common stock offerings, funding future employee benefit plan obligations and issuing common stock in acquisitions or other strategic transactions).  The ability to create additional preferred series of stock would allow us additional flexibility in raising required capital and undertaking corporate development initiatives.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “ SEC ”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	The Company’s Annual Report on Form 10-K and for the fiscal year ended December 31, 2014, as filed with the Commission on September 2, 2015;

(2)	The Company’s current reports on Form 8-K, as filed with the Commission on September 2, 2015 and September 25, 2015; and

(3)

The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, as filed with the Commission on September 2, 2015, and Form 10-Q for the quarter ended September 30, 2015 as filed with the Commission on November 5, 2015.

You may request a copy of these filings, at no cost, by writing Brightlane Corp., 3270 Sul Ross, Houston, Texas 77098 or telephoning the Company at (404) 419-6040. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Brightlane Corp., 3270 Sul Ross, Houston, Texas 77098, telephone: (404) 419-6040.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTLANE CORP.

Date: January 12, 2016	By:	/s/ Steve Helm
Steve Helm
Chief Executive Officer/President

CERTIFICATE OF DESIGNATION

OF RIGHTS AND PREFERANCES

OF

SERIES A PREFERRED VOTING STOCK

1.

DESIGNATION.  This class of stock of this Corporation shall be named and designated “Series A Preferred Voting Stock”.  It shall have 1 share authorized at $0.001 par value per share.

2.

DIVIDENDS.  The holder of record of the share of Series A Preferred Voting Stock shall not be entitled to receive any dividends declared and paid by the Company.

3.

LIQUIDATION RIGHTS.  Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holder of record of the Series A Preferred Voting Stock shall not be entitled to receive any assets of the Company available for distribution to its shareholders.

4.

VOTING RIGHTS.

(a)

The holder of record of the share of Series A Preferred Voting Stock, except as otherwise required under applicable law, or as set forth in subparagraph (b) below, shall not be entitled to vote on any matters required or permitted to be voted upon by the shareholders of the Company.

(b)

With respect to all meetings of the shareholders of the Company at which the holders of the Company’s Common Stock, par value $0.001 per share, are entitled to vote (each, a “Shareholders Meeting”) and with respect to any written consents sought by the Company from the holders of the Common Stock (each, a “Shareholder Consent”), the holder of the share of Series A Preferred Voting Stock shall vote together with all the holders of the Common Stock and any other voting preferred stock issued and outstanding, and holders of the issued Series A Preferred Voting Stock shall be entitled to cast on such matters a number of votes equal to 20,000,000 common shares.

5.

OTHER PROVISIONS.

(a)

The holder of record of the share of Series A Preferred Voting Stock shall not have any rights hereunder to convert such shares into, or exchange such shares for, shares of any other series or class of capital stock of the Company.

(b)

The original holder of the Series A Preferred Voting Stock and Series B Preferred Voting Stock shall have commitments to the Company to include a loan to the Company on a convertible promissory note dated December 9, 2015 in the amount of $250,000.00 and to facilitate additional monies to be utilized by the Company in an amount of not less than $3 million prior to January 1, 2017, and the Series A Preferred Voting Stock share be automatically cancelled under the following provisions:

(i)

Upon conversion of the $250,000.00 convertible promissory note dated December 9, 2015.

(ii)

Upon repayment of the $250,000.00 convertible promissory note dated December 9, 2015.

(iii)

If the Company is not in receipt of a capital injection of $3 million provided by or facilitated by the holder, or its assignee, of the Series A Preferred Voting Stock or the Series B Preferred Voting Stock on or before January 1, 2017.

(c)

Certificate cannot be fractionalized; the single Series A Preferred Voting share shall at all times remain whole, and may not be subdivided into multiple certificates via certificate or agreement with a secondary party to the holder of the share.

(d)

The holder of the share of Series A Preferred Voting Stock may, at any time assign the certificate and the associated voting rights to another party.  However, as stated in subparagraph 5(c), the certificate or the associated voting rights may not be subdivided at any time.

CERTIFICATE OF DESIGNATION

OR RIGHTS AND PREFERENCES

OF

SERIES B PREFERRED VOTING STOCK

1.

DESIGNATION.  This class of stock of this Corporation shall be named and designated “Series B Preferred Voting Stock”.  It shall have 1 share authorized at $0.001 par value per share.

2.

DIVIDENDS.  The holder of record of the share of Series B Preferred Voting Stock shall not be entitled to receive any dividends declared and paid by the Company.

3.

LIQUIDATION RIGHTS.  Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holder of record of the Series B Preferred Voting Stock shall not be entitled to receive any assets of the Company available for distribution to its shareholders.

4.

VOTING RIGHTS.

(a)

The holder of record of the share of Series B Preferred Voting Stock, except as otherwise required under applicable law, or as set forth in subparagraph (b) below, shall not be entitled to vote on any matters required or permitted to be voted upon by the shareholders of the Company.

(b)

With respect to all meetings of the shareholders of the Company at which the holders of the Company’s Common Stock, par value $0.001 per share, are entitled to vote (each, a “Shareholders Meeting”) and with respect to any written consents sought by the Company from the holders of the Common Stock (each, a “Shareholder Consent”), the holder of the share of Series B Preferred Voting Stock shall vote together with all the holders of the Common Stock and any other voting preferred stock issued and outstanding, and holders of the issued Series B Preferred Voting Stock shall be entitled to cast on such matters a number of votes equal to 20,000,000 common shares.

5.

OTHER PROVISIONS.

(a)

The holder of record of the share of Series B Preferred Voting Stock shall not have any rights hereunder to convert such shares into, or exchange such shares for, shares of any other series or class of capital stock of the Company.

(b)

The original holder of the Series A Preferred Voting Stock and Series B Preferred Voting Stock shall have commitments to the Company to include a loan to the Company on a convertible promissory note dated December 9, 2015 in the amount of $250,000.00 and to facilitate additional monies to be utilized by the Company in an amount of not less than $3 million prior to January 1, 2017, and the Series A Preferred Voting Stock share be automatically cancelled under the following provisions:

(i)

Upon conversion of the $250,000.00 convertible promissory note dated December 9, 2015.

(ii)

Upon repayment of the $250,000.00 convertible promissory note dated December 9, 2015.

(iii)

If the Company is not in receipt of a capital injection of $3 million provided by or facilitated by the holder, or its assignee, of the Series A Preferred Voting Stock or the Series B Preferred Voting Stock on or before January 1, 2017.

(c)

Certificate cannot be fractionalized; the single Series B Preferred Voting share shall at all times remain whole, and may not be subdivided into multiple certificates via certificate or agreement with a secondary party to the holder of the share.

(d)

The holder of the share of Series B Preferred Voting Stock may, at any time assign the certificate and the associated voting rights to another party.  However, as stated in subparagraph 5(c), the certificate or the associated voting rights may not be subdivided at any time.